EXHIBIT 99.1
STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

          In connection with the Form 10-Q of TFC Enterprises, Inc. for the quarter ended September 30, 2002, we, Robert S. Raley, Chief Executive Officer of TFC Enterprises, Inc., and Ronald G. Tray, Chief Financial Officer of TFC Enterprises, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a) such Form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)  the information contained in such Form 10-Q for the quarter ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of TFC Enterprises, Inc. as of, and for, the periods presented in such Form 10-Q.

By:	/s/ ROBERT S. RALEY JR.	Date: November 12, 2002

Robert S. Raley Chief Executive Officer

By:	/s/ RONALD G. TRAY	Date: November 12, 2002

Ronald G. Tray Chief Financial Officer